UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 25, 2001

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	Commission File Number	93-0256820
(State or other jurisdiction of incorporation or organization)	1-5532-99	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Item 5. Other Events

Results of Operations

Portland General Electric Company (PGE, or the Company) had a net loss of $5 million in the third quarter of 2001 compared to net income of $32 million in the third quarter of 2000. For the first nine months of 2001, PGE earned $67 million, compared to earnings of $96 million for the same period of 2000.

In recent years, the Company's ability to sell in the wholesale market excess electricity acquired to meet its anticipated retail load requirements has enabled PGE both to meet the needs of its retail customers at the lowest available cost as well as maintain positive operating margins. In the second half of 2000, wholesale electricity prices increased significantly due to higher natural gas prices, weather conditions in California and the Southwest and a reduction in surplus generation. In the third quarter of 2000, PGE sold at historically high prices excess power acquired at significantly lower prices under previously executed forward contracts, resulting in increased net income.

During the fourth quarter of 2000 and through the first quarter of 2001, PGE entered into electricity and natural gas forward contracts for the third quarter of 2001 at forward prices reflecting the higher market prices prevailing during this period. Since then, Western power prices have significantly moderated due to the combined effects of federal price mitigation, mild weather, additional generation capacity, increased natural gas supplies and conservation efforts. Combined with deteriorating hydro conditions (resulting from stream flows approximating only half of last year) and increased thermal generation, the Company's net variable power costs were substantially higher in the third quarter of 2001 than last year, resulting in a significant reduction in net income. The Public Utility Commission of Oregon (OPUC, or the Commission) authorized the Company, under a power cost mechanism, to defer a portion of net variable power costs which differ from a baseline amount of $176 million for the period January through September 2001. Although application of the mechanism partially mitigated the effect of higher purchased power and fuel costs in the quarter, only a portion of net variable power costs exceeding the baseline amount were eligible for deferral and subsequent recovery from customers. As of September 30, 2001, approximately $90 million has been deferred under the mechanism for future collection from customers.

In addition to the impact of power prices on PGE's financial results, losses in market value of trust owned life insurance assets resulted in reductions to income (before taxes) of $6 million for the third quarter and $15 million for the first nine months of 2001, as compared to the same periods in 2000.

The Company's increased costs for purchased power and fuel have been incorporated into PGE's base rates beginning in the fourth quarter of 2001 as a result of an OPUC general rate order, effective October 1, 2001, as described herein.

The following summarizes PGE's results of operations for the three- and nine-months ended September 30, 2001 and 2000 (unaudited, in millions):

Consolidated Condensed Income Statement
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2001	2000	2001	2000
Operating Revenues	$ 905	$ 728	$ 2,502	$ 1,555
Operating Expenses:
Purchased power and fuel	814	523	2,028	976
Other operating expenses	95	125	340	363
Income taxes	(15)	27	30	71
Total	894	675	2,398	1,410

Net Operating Income	11	53	104	145

Interest Charges	(18)	(18)	(54)	(54)
Other Income (Deductions)	2	(3)	6	5

Net income (loss) before cumulative effect of a change in accounting principle	(5)	32	56	96
Cumulative effect of a change in accounting principle, net of tax	-	-	11	-

Net Income (Loss)	$ (5)	$ 32	$ 67	$ 96

General Rate Case and Other Regulatory Matters

The OPUC issued an order in PGE's general rate case on August 31, 2001. The order provides for approximately $440 million in additional annual revenues, primarily as the result of significant increases in the cost of wholesale power and fuel, and established PGE's return on equity at 10.5%. The order authorizes retail price increases, which became effective October 1, 2001, of approximately 31.6% for residential customers, 37.3% for smaller business customers, and 53.2% for commercial and industrial customers. The rate order includes approval of a power cost adjustment mechanism, addressing the Company's exposure to changes in prices of electricity and natural gas in the wholesale energy market, for the period October 1, 2001 through December 31, 2002.

On September 24, 2001, a coalition of interest groups filed two pleadings with the OPUC, one requesting a delay in implementing the Company's rate increase and the other requesting reconsideration of the OPUC's order. On September 28, 2001, the OPUC issued an order that denied the request to delay the October 1, 2001 implementation of new rate schedules. The Company expects the OPUC to review the request for reconsideration and issue an order granting or denying the request by mid-November 2001.

Management believes it is unlikely that any material change to the rate order will result from the petition for reconsideration.

In OPUC proceedings relating to utility merger and acquisitions such as the sale described below, the OPUC has traditionally imposed conditions that separate the finances of Oregon utilities from their parent companies. PGE is currently restricted from paying dividends or making other distributions to Enron without prior OPUC approval to the extent that such payment or distribution would reduce the Company's common stock equity below 48% of its total capitalization. Although the Company believes that similar restrictions will be imposed by the OPUC in connection with the sale described below, management cannot predict with certainty the conditions that may be imposed by the OPUC.

Proposed Acquisition

On October 5, 2001, Enron Corp. ("Enron") and Northwest Natural Gas Company ("NW Natural") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") providing for the acquisition by NW Natural of all of the issued and outstanding common stock of PGE.

Under terms of the Stock Purchase Agreement, Enron will sell PGE to NW Natural for $1.875 billion, comprised of $1.55 billion in cash, $250 million of equity securities to be issued to Enron, and the assumption by NW Natural of a $75 million payment obligation from Enron to PGE, remaining from Enron's purchase of PGE in 1997. PGE will retain its approximately $1.1 billion in existing debt and preferred stock.

The transaction is subject to a number of conditions, including obtaining regulatory approvals from the Securities and Exchange Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, the OPUC, and the Washington Utilities and Transportation Commission. It is expected to close in the second half of 2002, following the receipt of required regulatory approvals as well as the approval of NW Natural's shareholders.

Information Regarding Forward Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and other statements which are other than statements of historical facts. Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, changes in the cost of power and natural gas and political developments affecting federal and state regulatory agencies.

Item 7. Financial Statements and Exhibits
  Exhibits:

(4) Instruments defining the rights of security holders, including indentures

Form of First Supplemental Indenture to Indenture dated as of April 30, 1999 between Portland General Electric Company and HSBC Bank USA, as Trustee (filed herewith).

Form of Forty-Seventh Supplemental Indenture to Indenture of Mortgage and Deed of Trust dated July 1, 1945 of Portland General Electric Company (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

October 25, 2001	By:	/s/ James J. Piro
James J. Piro Senior Vice President Chief Financial Officer and Treasurer

October 25, 2001	By:	/s/ Kirk M. Stevens
Kirk M. Stevens Controller and Assistant Treasurer

EXHIBIT 4

Portland General Electric Company

To

HSBC Bank USA

                                                Trustee

------------------------------

FIRST SUPPLEMENTAL INDENTURE

Dated as of _________________, 2001

-------------------------------

$_________ _____% SENIOR NOTES, SERIES 2001
DUE ___________________, 2011

Supplemental to Indenture dated as of April 30, 1999

This FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental") is dated as of ___________________, 2001 and is by and between PORTLAND GENERAL ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of Oregon (together with its successors and assigns, the "Company"), and HSBC BANK USA, a banking corporation duly organized and existing under the laws of the State of New York (together with its successors and assigns, the "Trustee"), as trustee under the Indenture dated as of April 30, 1999 between the Company and the Trustee (as amended, modified or supplemented from time to time, the "Indenture"). Capitalized terms used in this First Supplemental, but not defined herein, shall have the respective meanings given to such terms in the Indenture.

WITNESSETH:

        Sections 301 and 901 of the Indenture provide, among other things, that the Company and the Trustee may at any time and from time to time enter into a supplemental indenture for the purpose of authorizing the issuance of a series of Securities and to add to the covenants of the Company for the benefit of the Holders of any series of Securities. The Company has duly authorized the creation of $____________ principal amount of its ___% Senior Notes, Series 2001 due __________________, 2011 (the "Senior Notes"), and the Company and the Trustee are executing and delivering this First Supplemental in order to provide for the Senior Notes. The covenants, terms and provisions of this First Supplemental apply solely to the Senior Notes and do not have any application to any other Securities issued pursuant to the Indenture. Except as otherwise provided in this First Supplemental, the Senior Notes shall be governed by all of the terms and provisions of the Indenture, and the Senior Notes shall constitute "Securities" for purposes of the Indenture.

        ARTICLE 1. Certain Definitions. The following terms shall have the following definitions for purposes of this First Supplemental:

        (a) First Mortgage Bonds. The term "First Mortgage Bonds" shall mean all bonds issued by the Company (including such bonds issued after the date hereof) and outstanding under the First Mortgage (as defined in Section 3.01 hereof), other than Pledged First Mortgage Bonds (as defined in Section 3.01 hereof).

        (b) Substitution Date. The term "Substitution Date" shall mean the date as of which all First Mortgage Bonds have been retired through payment, redemption, or otherwise at, before or after the maturity thereof.

        ARTICLE 2. Terms of the Senior Notes. The Senior Notes shall have the following terms:

        (a) the title of the Senior Notes shall be ____% Senior Notes, Series 2001 due _________________________, 2011;

        (b) the aggregate principal amount of the Senior Notes which initially may be authenticated and delivered under the Indenture, as supplemented by this First Supplemental, on _____________, 2001 (except for Senior Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Senior Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for any Senior Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered), is $___________; the Senior Notes need not be issued at the same time and this series may be reopened for issuance of additional Senior Notes, without the consent of the holders of the Senior Notes; provided however, that in no event may Senior Notes be issued prior to the Substitution Date in a principal amount in excess of the principal amount of bonds then available for issuance as Pledged First Mortgage Bonds under the First Mortgage;

        (c) the final maturity of the principal of the Senior Notes shall be _______________;

        (d) the Senior Notes shall bear interest at the rate of _________% per annum, which interest shall accrue from ____________, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, which dates shall be ____________ and _____________ of each year, and such interest shall be payable semi-annually on _________ and ____________ of each year, commencing ________________, to holders of record at the close of business on __________ or _______________, respectively, next preceding such Interest Payment Date;

        (e) the principal of, and interest on, the Senior Notes shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register;

        (f) there is no obligation or option of the Company to redeem, purchase or repay the Senior Notes prior to maturity, except pursuant to the requirements of Section 3.12 of this First Supplemental;

        (g) HSBC Bank USA is appointed to be trustee for the Senior Notes, and HSBC Bank USA, and any other banking institution hereafter selected by the President or any other authorized officer of the Company, are appointed agents of the Company (1) where the Senior Notes may be presented for registration of transfer or exchange, (2) where notices and demands to or upon the Company in respect of the Senior Notes or the Indenture as supplemented by this First Supplemental may be made or served and (3) where the Senior Notes may be presented for payment of principal and interest;

        (h) the Senior Notes shall be issued in the form attached hereto as Exhibit A, shall be issued upon original issuance in whole in the form of a single book-entry Global Security, and the Depository shall be The Depository Trust Company, New York, New York; and

        (i) the price to be received by the Company from the Underwriters for the Senior Notes shall be ______%, plus accrued interest, if any, from ____________, 2001.

        ARTICLE 3. Pledged First Mortgage Bonds.

        Section 3.01 Delivery of Initial Series of Pledged First Mortgage Bonds. Subject to the provisions of Section 3.10 and Article 4 hereof, the Company hereby delivers to the Trustee, and grants to the Trustee a security interest in, in connection with the initial issuance of the Senior Notes, First Mortgage Bonds (the "Pledged First Mortgage Bonds") issued by the Company under the Indenture of Mortgage and Deed of Trust dated July 1, 1945 between the Company and the Trustee, as supplemented by the supplemental indentures thereto (the "First Mortgage") and bearing the designation "First Mortgage Bonds, Pledged Series 2001" in the aggregate principal amount of $________, fully registered in the name of the Trustee, to hold such Pledged First Mortgage Bonds and any and all sums payable thereon or with respect thereto or realized therefrom in trust for the benefit of the Holders from time to time of the Senior Notes as security for any and all obligations of the Company under the Senior Notes, including but not limited to, (1) the full and prompt payment of the principal of and premium, if any, on the Senior Notes when and as the same shall become due and payable in accordance with the terms and provisions of the Indenture as supplemented by this First Supplemental or the Senior Notes, either at the stated maturity thereof, upon acceleration of the maturity thereof or upon redemption, and (2) the full and prompt payment of any interest on the Senior Notes when and as the same shall become due and payable in accordance with the terms and provisions of the Indenture as supplemented by this First Supplemental or the Senior Notes.

        Section 3.02 Receipt. The Trustee acknowledges receipt of the Pledged First Mortgage Bonds described in Section 3.01 hereof.

        Section 3.03 Pledged First Mortgage Bonds Held by the Trustee. The Trustee, as a holder of Pledged First Mortgage Bonds, shall attend any meeting of bondholders under the First Mortgage as to which it receives due notice, or, at its option, shall deliver its proxy in connection therewith. Either at such meeting, or otherwise where consent of holders of Bonds (as defined in the First Mortgage) issued under the First Mortgage is sought without a meeting, the Trustee shall vote all of the Pledged First Mortgage Bonds held by it, or shall consent or withhold its consent with respect thereto, as directed by the Holders of not less than a majority in the aggregate principal amount of the outstanding Senior Notes; provided, however, that the Trustee shall not be required to vote as such holder of any particular issue of Pledged First Mortgage Bonds in favor of, or give its consent to, any action except upon notification by the Trustee to the Holders of the related issue of Senior Notes of such proposal and consent thereto of the Holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes of such issue.

        Section 3.04 No Transfer of Pledged First Mortgage Bonds; Exception. Except as required to effect an assignment to a successor trustee under the Indenture as supplemented by this First Supplemental or pursuant to Section 3.05 or Section 3.07 hereof, the Trustee shall not sell, assign or transfer the Pledged First Mortgage Bonds and the Company shall issue stop transfer instructions to the trustee under the First Mortgage and any transfer agent under the First Mortgage to effect compliance with this Section 3.04.

        Section 3.05 Delivery to the Company of All Pledged First Mortgage Bonds. When the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on any Pledged First Mortgage Bonds shall be fully satisfied or deemed fully satisfied pursuant to Section 3.10 or Section 4.01 hereof, the Trustee shall surrender such Pledged First Mortgage Bonds to the trustee under the First Mortgage who shall cancel such Pledged First Mortgage Bonds and, upon written request of the Company, deliver to the Company all of such Pledged First Mortgage Bonds, together with such appropriate instruments of cancellation as may be reasonably requested by the Company.

        Section 3.06 Further Assurances. The Company, at its own expense, shall do such further lawful acts and things, and execute and deliver such additional conveyances, assignments, assurances, agreements and instruments, as may be necessary in order to better assign, assure and confirm to the Trustee its interest in the Pledged First Mortgage Bonds and for maintaining, protecting and preserving such interest.

        Section 3.07 Exchange and Surrender of Pledged First Mortgage Bonds. At any time at the written direction of the Company, the Trustee shall surrender to the Company all or part of the Pledged First Mortgage Bonds in exchange for Pledged First Mortgage Bonds equal in aggregate outstanding principal amount to, in different denominations than, but of the same series and with all other terms identical to, the Pledged First Mortgage Bonds so surrendered to the Company. In addition, at any time a Senior Note shall cease to be entitled to any lien, benefit or security under this First Supplemental pursuant to Section 4.01(e) hereof, the Trustee shall, subject to the limitations of this Section 3.07, surrender an equal principal amount of the related issue of Pledged First Mortgage Bonds to the trustee under the First Mortgage for cancellation and (upon the written request of the Company) delivery of such cancelled Pledged First Mortgage Bonds to the Company. The Trustee shall, together with such cancelled Pledged First Mortgage Bonds, deliver to the Company such appropriate instruments of transfer or release as the Company may reasonably request. Prior to the surrender required by this paragraph, the Trustee shall receive from the Company, and shall be fully protected in relying upon, an Officers' Certificate stating (1) the aggregate outstanding principal amount of the Pledged First Mortgage Bonds of the issue surrendered by the Trustee, after giving effect to such surrender, (2) the aggregate outstanding principal amount of the related issue of Senior Notes, (3) that the surrender of the Pledged First Mortgage Bonds will not result in any default under the Indenture as supplemented by this First Supplemental, and (4) that any Pledged First Mortgage Bonds to be received in exchange for the Pledged First Mortgage Bonds being surrendered comply with the provisions of this Section.

        The Company shall not be permitted to cause the surrender or exchange of all or any part of an issue of Pledged First Mortgage Bonds contemplated in this Section, if after such surrender or exchange, the aggregate outstanding principal amount of the related issue of Senior Notes would exceed the aggregate outstanding principal amount of such issue of Pledged First Mortgage Bonds held by the Trustee.

        Section 3.08 Acceptance of Pledged First Mortgage Bonds. Upon the issuance of any Senior Notes hereunder at any time prior to the Substitution Date, the Company shall deliver to the Trustee in trust for the benefit of the Holders of the Senior Notes as described in Section 3.10 hereof, and the Trustee shall accept therefor, a related issue of Pledged First Mortgage Bonds registered in the name of the Trustee conforming to the requirements of Section 3.09 hereof.

        Section 3.09 Terms of Pledged First Mortgage Bonds. Each issue of Pledged First Mortgage Bonds delivered to the Trustee pursuant to Section 3.01 or Section 3.08 hereof shall have the same stated rate or rates of interest (or interest calculated in the same manner), Interest Payment Dates, stated maturity date and redemption provisions, and shall be in the same aggregate principal amount, as the related issue of Senior Notes.

        Section 3.10 Pledged First Mortgage Bonds as Security for Senior Notes. Until the Substitution Date and subject to Article 4 hereof, Pledged First Mortgage Bonds and any and all sums payable thereon or with respect thereto or realized therefrom delivered to the Trustee, in trust for the benefit of the Holders of the related issue of Senior Notes, shall serve as security for any and all obligations of the Company under the related issue of Senior Notes, including, but not limited to (1) the full and prompt payment of the principal of and premium, if any, on such related issue of Senior Notes when and as the same shall become due and payable in accordance with the terms and provisions of the Indenture as supplemented by this First Supplemental or such related issue of Senior Notes, either at the stated maturity thereof, upon acceleration of the maturity thereof or upon redemption, and (2) the full and prompt payment of any interest on such related issue of Senior Notes when and as the same shall become due and payable in accordance with the terms and provisions of the Indenture as supplemented by this First Supplemental or such related issue of Senior Notes.

        Notwithstanding anything in the Indenture as supplemented by this First Supplemental to the contrary, from and after the Substitution Date, the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on the Pledged First Mortgage Bonds shall be deemed satisfied and discharged as provided in the supplemental trust indenture or indentures to the First Mortgage creating such Pledged First Mortgage Bonds, and the Pledged First Mortgage Bonds shall cease to secure in any manner Senior Notes theretofore or subsequently issued. From and after the Substitution Date, any conditions to the issuance of Senior Notes that refer or relate to Pledged First Mortgage Bonds or the First Mortgage shall be inapplicable. Following the Substitution Date, the Company shall cause the First Mortgage to be discharged and released and the Company shall not issue any additional bonds under the First Mortgage. Notice of the occurrence of the Substitution Date shall be given by the Trustee to the Holders of the Senior Notes in the manner provided in Section 106 of the Indenture not later than 30 days after the Company notifies the Trustee of the occurrence of the Substitution Date.

        Section 3.11 Senior Notes Outstanding on the Substitution Date. The Senior Notes outstanding on the Substitution Date shall, as of the Substitution Date, no longer be entitled to the benefit of the pledge of the Pledged First Mortgage Bonds and shall thereafter be general unsecured obligations of the Company.

        Section 3.12 Redemption of Pledged First Mortgage Bonds. If, during the term of the Senior Notes and prior to the Substitution Date, the Pledged First Mortgage Bonds, or a portion thereof, shall be redeemed, then the Trustee shall immediately use the proceeds of such redemption to redeem a like principal amount of Senior Notes. The Redemption Price for such redemption shall be equal to the amount of principal, premium, if any, and accrued interest due on such Senior Notes. Provided that the Trustee receives notice of the redemption of the Pledged First Mortgage Bonds in sufficient time to allow the Trustee to comply with Section 1104 of the Indenture, the Trustee shall comply with such Section 1104. In the event of such timely notice, the Redemption Date shall be the date of redemption of the Pledged First Mortgage Bonds. If the Trustee receives notice of the redemption of the Pledged First Mortgage Bonds less than forty-five (45) days in advance of the date for such redemption, then the Redemption Date shall be the first practicable date on which the redemption can be effected by the Trustee, which date shall be selected by the Trustee, the period for notice by the Trustee required by Section 1104 shall be changed to not less than 7 nor more than 30 days prior to the Redemption Date and the Company shall remit to the Trustee an additional amount which, when added to the proceeds of the redemption of the Pledged First Mortgage Bonds will be sufficient to enable the Trustee to pay to the Holders of the Senior Notes being redeemed in accordance with the first sentence of this Section 3.12 all principal, premium, if any, and interest due on the Redemption Date under the terms of such Senior Notes and the Indenture as modified by this First Supplemental. Section 1102 of the Indenture shall not be applicable to any redemption of Senior Notes and Section 1105 of the Indenture shall only apply to the extent of the additional amount described above and such additional amount must be delivered to the Trustee.

        ARTICLE 4. Satisfaction and Discharge; Unclaimed Moneys.

        Section 4.01 Satisfaction and Discharge of Senior Notes.

        (a) If at any time:

        (1)     the Company shall have paid or caused to be paid the principal of and premium, if any, and interest on all the outstanding Senior Notes, as and when the same shall have become due and payable, or

        (2)     the Company shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds the entire amount in (A) cash, (B) U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as will insure the availability of cash, or (C) a combination of cash and U.S. Government Obligations, in any case sufficient, without reinvestment, as certified by an independent public accounting firm of national reputation in a written certification delivered to the Trustee, to pay at maturity or the applicable redemption date (provided that notice of redemption shall have been duly given or irrevocable provision satisfactory to the Trustee shall have been duly made for the giving of any notice of redemption) all outstanding Senior Notes, including principal and any premium and interest due or to become due to such date of maturity, as the case may be, and, unless all outstanding Senior Notes are to be due within 90 days of such deposit by redemption or otherwise, shall also deliver to the Trustee an Opinion of Counsel to the effect that the Holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this First Supplemental shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Senior Notes, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Senior Notes, (iii) rights of Holders of the Senior Notes to receive payments of principal thereof and any premium and interest thereon, upon the original stated due dates therefor or upon the applicable redemption date (but not upon acceleration of maturity) from the moneys and U.S. Government Obligations held by the Trustee pursuant to Section 4.02 hereof, (iv) the rights and immunities of the Trustee hereunder, (v) the rights of the Holders of Senior Notes as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, (vi) the obligations and rights of the Trustee and the Company under Section 4.04 hereof, and (vii) the duties of the Trustee with respect to any of the foregoing), and the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and its obligations under, the Senior Notes, and the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this First Supplemental and the Trustee shall at the request of the Company return to the Company all Pledged First Mortgage Bonds and all other property and money held by it under this First Supplemental and determined by it from time to time in accordance with the certification pursuant to this Section 4.01(a) to be in excess of the amount required to be held under this Section.

        (b) If the Senior Notes are deemed to be paid and discharged pursuant to Section 4.01(a)(2) hereof, within 15 days after those Senior Notes are so deemed to be paid and discharged, the Trustee shall cause a written notice to be given to each Holder in the manner provided by Section 106 of the Indenture. The notice shall:

        (1)     state that the Senior Notes are deemed to be paid and discharged;

        (2)     set forth a description of any U.S. Government Obligations and cash held by the Trustee as described above; and

        (3)     if any Senior Notes will be called for redemption, specify the date or dates on which those Senior Notes are to be called for redemption.

        (c) Notwithstanding the satisfaction and discharge of this First Supplemental, the obligations of the Company to the Trustee under the Indenture shall survive.

        (d) If the Senior Notes are deemed paid and discharged pursuant to this Section 4.01, the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on the related issue of Pledged First Mortgage Bonds shall be satisfied and discharged and the related issue of Pledged First Mortgage Bonds shall cease to secure the Senior Notes in any manner.

        (e) If at any time:

        (1)     the Company shall have paid or caused to be paid the principal of and premium, if any, and interest on any Senior Note, as and when the same shall have become due and payable,

        (2)     the Company shall have delivered to the Trustee for cancellation any outstanding Senior Note, or

        (3)     the Company shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds the entire amount in (A) cash, (B) U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as will insure the availability of cash, or (C) a combination of cash and U.S. Government Obligations, in any case sufficient, without reinvestment, as certified by an independent public accounting firm of national reputation in a written certification delivered to the Trustee, to pay at maturity or the applicable redemption date (provided that notice of redemption shall have been duly given or irrevocable provision satisfactory to the Trustee shall have been duly made for the giving of any notice of redemption) any outstanding Senior Note, including principal and any premium and interest due or to become due to such date of maturity, as the case may be, and, unless such Senior Note is to be due within 90 days of such deposit by redemption or otherwise, shall also deliver to the Trustee an Opinion of Counsel to the effect that the Holders of such Senior Note will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge, such Senior Note shall cease to be entitled to any lien, benefit or security under the Indenture as supplemented by this First Supplemental. Upon a Senior Note ceasing to be entitled to any lien, benefit or security under the Indenture as supplemented by this First Supplemental, the obligation of the Company to make payment with respect to principal of and premium, if any, and interest on a principal amount of the related issue of Pledged First Mortgage Bonds equal to the principal amount of such Senior Note shall be satisfied and discharged and such portion of the principal amount of such Pledged First Mortgage Bonds shall cease to secure such Senior Note in any manner.

        Section 4.02 Deposited Moneys to Be Held in Trust by Trustee. All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01 hereof shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the Holders of the particular Senior Notes for the payment or redemption of which such moneys and U.S. Government Obligations have been deposited with the Trustee of all sums due and to become due thereon for principal and premium, if any, and interest.

        Section 4.03 Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this First Supplemental all moneys then held by any paying agent for the Senior Notes (other than the Trustee) shall, upon written demand by the Company pursuant to an Officers' Certificate, be repaid to the Company or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

        Section 4.04 Return of Unclaimed Moneys. Any moneys deposited with or paid to the Trustee for payment of the principal of or any premium or interest on any Senior Notes and not applied but remaining unclaimed by the Holders of such Senior Notes for one year after the date upon which the principal of or any premium or interest on such Senior Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand by the Company pursuant to an Officers' Certificate, and all liability of the Trustee shall thereupon cease; and any Holder of any of such Senior Notes shall thereafter look only to the Company for any payment which such Holder may be entitled to collect.

        Section 4.05 Reinstatement. If the Trustee or paying agent is unable to apply any money or U.S. Government Obligations in accordance with Section 4.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this First Supplemental and the Securities of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01, until such time as the Trustee or paying agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 4.03; provided that, if the Company has made any payment of principal of or interest on the Securities of any series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or paying agent.

        ARTICLE 5. Events of Default; Remedies.

        Section 5.01 Events of Default. In addition to the matters specified in Section 501 of the Indenture and pursuant to clause (6) of Section 501 of the Indenture, the following shall constitute an Event of Default with respect to the Senior Notes: prior to the Substitution Date, an event of default (as defined in the First Mortgage) under the First Mortgage has occurred and is continuing, and the trustee under the First Mortgage or the Holders of not less than 25% in principal amount of the Outstanding Senior Notes shall have given notice thereof to the Trustee.

        Section 5.02 Remedies. Without limiting the Trustee's obligations to exercise rights and powers vested in it under the Indenture and this First Supplemental, upon the Senior Notes becoming due and payable following an Event of Default in accordance with Section 502 of the Indenture, if any Pledged First Mortgage Bonds are then outstanding, the Trustee shall exercise such of its rights and powers as it has as the holder of Pledged First Mortgage Bonds.

        ARTICLE 6. Supplemental Indentures.

        Without the consent of each Holder of Senior Notes, no supplemental indenture to the Indenture or the First Mortgage shall impair the interest hereunder of the Trustee in the Pledged First Mortgage Bonds, or any sums payable thereon or with respect thereto or realized therefrom, or reduce the principal amount of any issue of Pledged First Mortgage Bonds (except on the Substitution Date, as provided herein) to an amount less than the principal amount of the related issue of Senior Notes, or alter the provisions of the Pledged First Mortgage Bonds in a manner adverse to the Holders of the Senior Notes.

        ARTICLE 7. Miscellaneous.

        Section 7.01 Relation of First Supplemental to Indenture. Except as specifically supplemented and amended by this First Supplemental, the terms and provisions of the Indenture shall remain in full force and effect. The Indenture, as supplemented and amended by this First Supplemental, is in all respects ratified and confirmed, and the Indenture and this First Supplemental shall be read, taken and construed as one and the same instrument.

        Section 7.02 Trust Indenture Act to Control. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental by any of the provisions of the Trust Indenture Act, such required provision shall control.

        Section 7.03 Severability. In case any provision in this First Supplemental or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 7.04 Third Party Beneficiaries. Nothing in this First Supplemental, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Senior Notes any benefit or any legal or equitable right, remedy or claim under this First Supplemental.

        Section 7.05 Governing Law. This First Supplemental and each Senior Note for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

        Section 7.06 Counterparts. This First Supplemental may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

        Section 7.07 Recitals. The recitals contained herein and in the Senior Notes, except the certificate of authentication of the Trustee thereon, shall be taken as statements of the Company, and the Trustee assumes no responsibility for their accuracy or completeness. The Trustee makes no representations as to the validity or sufficiency of the Indenture, this First Supplemental or of the Senior Notes and shall not be accountable for the use or application by the Company of the Senior Notes or the proceeds thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental to be duly executed, all as of the day and year first above written.

                                                                                        PORTLAND GENERAL ELECTRIC COMPANY

By:
Name:
Title:

                                                                                         HSBC BANK USA

                                                                                          as Trustee

By:
Name:
Title:

        THIS SECURITY IS A BOOK-ENTRY GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED BELOW, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE OF THE DEPOSITORY TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PORTLAND GENERAL ELECTRIC COMPANY

______% Senior Notes, Series 2001, due _________, 2011

No. _____                                                                                                     CUSIP No. ___________

        PORTLAND GENERAL ELECTRIC COMPANY, a corporation duly organized and existing under the laws of Oregon (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ________________ DOLLARS ($_____________) on __________, 2011, and to pay interest thereon from __________, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on ______________ and _______________ in each year, commencing ____________, 2002, at the rate of ______% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be ________ or ____________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

        Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose pursuant to the Indenture hereinafter referred to in the Borough of Manhattan, The City of New York, The State of New York, in such immediately available funds of the United States of America as at the time of payment are legal tender for payment of public and private debts.

        Reference is hereby made to the further provisions of this Security set forth below, which further provisions shall for all purposes have the same effect as if set forth in this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: __________, 2001

                                                                        PORTLAND GENERAL ELECTRIC COMPANY

By:
Name:
Title:

ATTEST:

Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                                                                                HSBC BANK USA,

                                                                                                                as Trustee

By:
Authorized Signatory

[Reverse of Form of Senior Notes]

        This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 30, 1999 (herein called the "Indenture"), between the Company and HSBC Bank USA, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture, dated as of __________, 2001, between the Company and the Trustee (the "First Supplemental"), to which Indenture and First Supplemental and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a Book-Entry Security.

        Prior to the Substitution Date (as hereinafter defined), the Securities will be secured by first mortgage bonds (the "Pledged First Mortgage Bonds") delivered by the Company to the Trustee for the benefit of the Holders of the Securities, issued under the Indenture of Mortgage and Deed of Trust, dated July 1, 1945, between the Company and HSBC Bank USA, as trustee (the "Mortgage Trustee"), as supplemented by the supplemental indentures thereto (the "First Mortgage"). Reference is made to the First Mortgage and the Indenture for a description of the rights of the Trustee as holder of the Pledged First Mortgage Bonds, the property mortgaged and pledged under the First Mortgage, the rights of the Company and of the Mortgage Trustee in respect thereof, the duties and immunities of the Mortgage Trustee and the terms and conditions upon which the Pledged First Mortgage Bonds are secured.

        From and after such time as all first mortgage bonds (other than Pledged First Mortgage Bonds) issued under the First Mortgage have been retired through payment, redemption or otherwise at, before or after the maturity thereof (the "Substitution Date"), the Pledged First Mortgage Bonds shall cease to secure the Securities in any manner, and the Securities will become unsecured general obligations of the Company.

        The Securities of this series shall not be subject to a sinking fund requirement. The Securities of this series are redeemable to the extent and in the manner provided in the Indenture as supplemented by the First Supplemental.

        The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Company on this Security upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

        If an Event of Default with respect to the Securities of this series shall occur and be continuing, the unpaid principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series shall have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request, and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations shall not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (or premium, if any) or interest on this Security on or after the respective due dates expressed herein.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall, without the consent of the Holder, alter or impair the right of the Holders, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except for Section 113 of the Indenture (which limits interest to the maximum amount permissible by law), the provisions of which are incorporated herein by reference.

        This Security shall be exchangeable for Securities of this series registered in the names of Persons other than the Depository with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) such Depository notifies the Company that it is unwilling or unable to continue as Depository for this Security or if at any time such Depository ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, (y) the Company executes and delivers to the Trustee a written order providing that this Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of this series. Securities so issued in exchange for this Security shall be of the same series and of like tenor, in authorized denominations and in the aggregate having the same unpaid principal amount as this Security and registered in such names as such Depository shall direct.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series, and of like tenor, of authorized denominations and for the same aggregate unpaid principal amount, shall be issued to the designated transferee or transferees.

        No service charge shall be made for any such exchange or registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Security as a convenience to the Holder hereof. No representation is made as to the accuracy of such number and reliance may be placed only on the other identifying information printed hereon.

        All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM
I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)
and irrevocably appoint
as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: Signed:	Signed:
(Sign exactly as name appears above or on the other side of this Security)

Signature Guarantee:	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT 4

PORTLAND GENERAL ELECTRIC COMPANY

TO

HSBC BANK USA

(FORMERLY THE MARINE MIDLAND TRUST

COMPANY OF NEW YORK)

Trustee.

Forty-Seventh Supplemental Indenture

Dated: ________, 2001

First Mortgage Bonds,

Pledged Series 2001

Supplemental to Indenture of Mortgage and Deed of Trust,

dated July 1, 1945 of Portland General Electric Company.

THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A TRANSMITTING UTILITY

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

        This FORTY-SEVENTH SUPPLEMENTAL INDENTURE (hereafter this "Supplemental Indenture"), dated , 2001 is made by and between Portland General Electric Company, an Oregon corporation (hereinafter called the "Company"), and HSBC Bank USA (formerly The Marine Midland Trust Company of New York), a New York banking corporation and trust company (hereinafter called the "Trustee").

        WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (herein sometimes referred to as the "Original Indenture"), dated July 1, 1945, to the Trustee to secure an issue of First Mortgage Bonds of the Company ("Bonds"); and

        WHEREAS, Bonds in the aggregate principal amount of $34,000,000 have heretofore been issued under and in accordance with the terms of the Original Indenture as Bonds of an initial series designated "First Mortgage Bonds, 3 1/8% Series due 1975" (herein sometimes referred to as the "Bonds of the 1975 Series"); and

        WHEREAS, the Company has heretofore executed and delivered to the Trustee several supplemental indentures which provided, among other things, for the creation or issuance of several new series of First Mortgage Bonds under the terms of the Original Indenture as follows:

Supplemental Indenture	Dated	Series Designation		Principal Amount
First	11-1-47	3-1/2%	Series due 1977	$ 6,000,000	(1)
Second	11-1-48	3-1/2%	Series due 1977	4,000,000	(1)
Third	5-1-52	3-1/2%	Second Series due 1977	4,000,000	(1)
Fourth	11-1-53	4-1/8%	Series due 1983	8,000,000	(2)
Fifth	11-1-54	3-3/8%	Series due 1984	12,000,000	(1)
Sixth	9-1-56	4-1/4%	Series due 1986	16,000,000	(1)
Seventh	6-1-57	4-7/8%	Series due 1987	10,000,000	(1)
Eighth	12-1-57	5-1/2%	Series due 1987	15,000,000	(3)
Ninth	6-1-60	5-1/4%	Series due 1990	15,000,000	(1)
Tenth	11-1-61	5-1/8%	Series due 1991	12,000,000	(1)
Eleventh	2-1-63	4-5/8%	Series due 1993	15,000,000	(1)
Twelfth	6-1-63	4-3/4%	Series due 1993	18,000,000	(1)
Thirteenth	4-1-64	4-3/4%	Series due 1994	18,000,000	(1)
Fourteenth	3-1-65	4.70%	Series due 1995	14,000,000	(1)
Fifteenth	6-1-66	5-7/8%	Series due 1996	12,000,000	(1)
Sixteenth	10-1-67	6.60%	Series due October 1, 1997	24,000,000	(1)
Seventeenth	4-1-70	8-3/4%	Series due April 1, 1977	20,000,000	(1)
Eighteenth	11-1-70	9-7/8%	Series due November 1, 2000	20,000,000	(4)
Nineteenth	11-1-71	8%	Series due November 1, 2001	20,000,000	(4)
Twentieth	11-1-72	7-3/4%	Series due November 1, 2002	20,000,000	(4)
Twenty-first	4-1-73	7.95%	Series due April 1, 2003	35,000,000	(4)
Twenty-second	10-1-73	8-3/4%	Series due October 1, 2003	17,000,000	(4)
Twenty-third	12-1-74	10-1/2%	Series due December 1, 1980	40,000,000	(1)
Twenty-fourth	4-1-75	10%	Series due April 1, 1982	40,000,000	(1)
Twenty-fifth	6-1-75	9-7/8%	Series due June 1, 1985	27,000,000	(1)
Twenty-sixth	12-1-75	11-5/8%	Series due December 1, 2005	50,000,000	(4)
Twenty-seventh	4-1-76	9-1/2%	Series due April 1, 2006	50,000,000	(4)
Twenty-eighth	9-1-76	9-3/4%	Series due September 1, 1996	62,500,000	(4)
Twenty-ninth	6-1-88	8-3/4%	Series due June 1, 2007	50,000,000	(4)
Thirtieth	10-1-78	9.4-%	Series due January 1, 1999	25,000,000	(4)
Thirty-first	11-1-78	9.80%	Series due November 1, 1998	50,000,000	(4)
Thirty-second	2-1-80	13-1/4%	Series due February 1, 2000	55,000,000	(4)
Thirty-third	8-1-80	13-7/8%	Series due August 1, 2010	75,000,000	(4)
Thirty-sixth	10-1-82	13-1/2%	Series due October 1, 2012	75,000,000	(4)
Thirty-seventh	11-15-84	11-5/8%	Extendable Series A due November 15, 1999	75,000,000	(4)
Thirty-eighth	6-1-85	10-3/4%	Series due June 1, 1995	60,000,000	(4)
Thirty-ninth	3-1-86	9-5/8%	Series due March 1, 2016	100,000,000	(4)
Fortieth	10-1-90		Medium Term Note Series	200,000,000
Forty-first	12-1-91		Medium Term Note Series I	150,000,000
Forty-second	4-1-93	7-3/4%	Series due April 15, 2023	150,000,000
Forty-third	7-1-93		Medium Term Notes Series II	75,000,000
Forty-fourth	8-1-94		Medium Term Notes Series III	75,000,000	(1)
Forty-fifth	5-1-95		Medium Term Notes Series IV	75,000,000
Forty-sixth	8-1-96		Medium Term Notes Series V	50,000,000	(1)

(1)     Paid in full at maturity.

(2)     This entire issue of Bonds was redeemed out of proceeds from the sale of First Mortgage Bonds, 3-3/8% Series due 1984.

(3)     This entire issue of Bonds was redeemed out of proceeds from the sale of First Mortgage Bonds, 4-5/8% Series due 1993.

                    (4)     Redeemed in full prior to maturity.

which bonds are sometimes referred to herein as the "Bonds of the 1977 Series", "Bonds of the 1977 Second Series", "Bonds of the 1983 Series", "Bonds of the 1984 Series", "Bonds of the 1986 Series", "Bonds of the 4⅞% Series due 1987", "Bonds of the 5 1/2% Series due 1987", "Bonds of the 1990 Series", "Bonds of the 1991 Series", "Bonds of the 4⅝% Series due 1993", "Bonds of the 4 3/4% Series due 1993", "Bonds of the 1994 Series", "Bonds of the 1995 Series", "Bonds of the 1996 Series", "Bonds of the 1997 Series", "Bonds of the 1977 Third Series", "Bonds of the 2000 Series", "Bonds of the 2001 Series", "Bonds of the 2002 Series", "Bonds of the 2003 Series", "Bonds of the 2003 Second Series", "Bonds of the 1980 Series", "Bonds of the 1982 Series", "Bonds of the 1985 Series", "Bonds of the 2005 Series", "Bonds of the 2006 Series", "Bonds of the 1996 Second Series", "Bonds of the 2007 Series", "Bonds of the 1999 Series", "Bonds of the 1998 Series", "Bonds of the 2000 Second Series", "Bonds of the 2010 Series", "Bonds of the 2012 Series", "Bonds of the Extendable Series A", "Bonds of the 1995 Second Series", "Bonds of the 2016 Series", "Bonds of the Medium Term Note Series", "Bonds of the Medium Term Note Series I", "Bonds of the 2023 Series", "Bonds of the Medium Term Note Series II", "Bonds of the Medium Term Note Series III", "Bonds of the Medium Term Note Series IV", and "Bonds of the Medium Term Note Series V," respectively; and

        WHEREAS, the Original Indenture provides that the Company and the Trustee, subject to the conditions and restrictions in the Original Indenture contained, may enter into an indenture or indentures supplemental thereto, which shall thereafter form a part of said Original Indenture, among other things, to mortgage, pledge, convey, transfer or assign to the Trustee and to subject to the lien of the Original Indenture with the same force and effect as though included in the granting clauses thereof, additional properties acquired by the Company after the execution and delivery of the Original Indenture, and to provide for the creation of any series of Bonds (other than the Bonds of the 1975 Series), designating the series to be created and specifying the form and provisions of the Bonds of such series as therein provided or permitted, and to provide a sinking, amortization, replacement or other analogous fund for the benefit of all or any of the Bonds of any one or more series, of such character and of such amount, and upon such terms and conditions as shall be contained in such supplemental indenture; and

        WHEREAS, the Company has heretofore executed and delivered to the Trustee the Fortieth Supplemental Indenture and the Forty-first Supplemental Indenture amending in certain respects the Original Indenture, as theretofore supplemented (such Original Indenture as so supplemented and amended is hereinafter referred to as the "Mortgage"); and

        WHEREAS, the Company desires to further amend the Mortgage in certain respects pursuant to Section 17.01 of the Original Indenture, and the Trustee has agreed to such amendments; and

        WHEREAS, on April 30, 1999, the Company entered into an Indenture (the "Notes Indenture") dated as of April 30, 1999 with HSBC Bank USA, as trustee (the "Notes Indenture Trustee"), pursuant to which the Company proposes to issue from time to time various series of debt securities; and

        WHEREAS, on __________, 2001, the Company entered into a First Supplemental Indenture to the Notes Indenture (the "First Supplemental") dated as of ________, 2001 with the Notes Indenture Trustee pursuant to which the Company proposes to issue from time to time its ___% Senior Notes, Series 2001 due _________, 2011 (the "Senior Notes") and the Company agrees to make certain payments to the holders of such Senior Notes in respect of the principal of, premium, if any, and interest on the Senior Notes; and

        WHEREAS, in order to secure the payment and performance of its obligations under the Senior Notes and the Notes Indenture as supplemented by the First Supplemental, the Company has been duly authorized to create new Bonds from time to time with substantially the same terms as the Senior Notes and to issue and deliver such Bonds to the Notes Indenture Trustee in trust for the benefit of the owners from time to time of the Senior Notes; and

        WHEREAS, the Company desires to provide for the creation of a new series of Bonds to be known as "First Mortgage Bonds, Pledged Series 2001" (sometimes herein referred to as the "Bonds of the 2001 Pledged Series"), and to specify the form and provisions of the Bonds of the 2001 Pledged Series, and to mortgage, pledge, convey, transfer or assign to the Trustee and to subject to the lien of the Mortgage certain additional properties acquired by the Company since the execution and delivery of the Original Indenture; and

        WHEREAS, the Company intends at this time and from time to time to issue an aggregate principal amount of Bonds of the 2001 Pledged Series under and in accordance with the terms of the Mortgage as supplemented by this Supplemental Indenture equal to the aggregate principal amount of the Senior Notes issued by the Company under the First Supplemental; and

        WHEREAS, the Bonds of the 2001 Pledged Series and the Trustee's authentication certificate to be executed on the Bonds of the 2001 Pledged Series are to be substantially in the following forms, respectively:

(Form of Bond of the 2001 Pledged Series)

[Face of Bond]

Registered                                                                                                                                     Registered

No. _____                                                                                                                                      $______

PORTLAND GENERAL ELECTRIC COMPANY

FIRST MORTGAGE BOND, PLEDGED SERIES 2001

ORIGINAL ISSUE DATE:                                  INITIAL INTEREST                                MATURITY DATE:

                                                                            RATE: %

INTEREST PAYMENT                                     INTEREST PAYMENT

DATES:                                                             PERIOD:

        Portland General Electric Company, an Oregon corporation (hereinafter sometimes called the "Company"), for value received, hereby promises to pay to HSBC Bank USA, as Trustee under the Indenture dated as of April 30, 1999 by and between the Company and HSBC Bank USA, as Trustee, as modified and supplemented by the First Supplemental Indenture dated as of ___________, 2001, or registered assigns, the principal sum of ___________________________
__________ Dollars on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date), and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, monthly, quarterly, semiannually or annually, as specified above as the Interest Payment Period, and on the Interest Payment Dates specified above, in each year commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs between a Regular Record Date, as defined below, and the next succeeding Interest Payment Date, in which case commencing on the second Interest Payment Date succeeding the Original Issue Date. Interest on this bond will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, until the principal hereof has been paid or duly made available for payment. If the Maturity Date or an Interest Payment Date falls on a day which is not a Business Day as defined below, principal or interest payable with respect to such Maturity Date or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no interest shall accrue for the period from and after such Maturity Date or Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the person in whose name this bond (or one or more predecessor bonds) is registered at the close of business on the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date (the "Regular Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Should the Company default in the payment of interest ("Defaulted Interest"), the Defaulted Interest shall be paid to the person in whose name this bond (or one or more predecessor bonds) is registered on a subsequent record date fixed by the Company, which subsequent record date shall be fifteen (15) days prior to the payment of such Defaulted Interest. As used herein, "Business Day" means any day, other than a Saturday or Sunday, on which banks in The City of New York are not required or authorized by law to close.

        Payment of the principal of and interest on this bond will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        Reference is hereby made to the further provisions of this bond set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

        IN WITNESS WHEREOF, PORTLAND GENERAL ELECTRIC COMPANY has caused this instrument to be executed manually or in facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be imprinted hereon.

Dated:

PORTLAND GENERAL ELECTRIC COMPANY

By:
[Title]
Attest:
Secretary

(Form of Trustee's Authentication Certificate for

Bonds of the 2001 Pledged Series)

This is one of the bonds, of the series designated herein, described in the within-mentioned Indenture.

                                                                                    HSBC BANK USA, AS TRUSTEE

By:

                                                                                                                                        Authorized Officer

[Reverse of Bond]

        This bond is one of the bonds, of a series designated as First Mortgage Bonds, Pledged Series 2001 (sometimes herein referred to as the "Bonds of the 2001 Pledged Series") of an authorized issue of bonds of the Company, known as First Mortgage Bonds, not limited as to maximum aggregate principal amount, all issued or issuable in one or more series under and equally secured (except insofar as any sinking fund, replacement fund or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series) by an Indenture of Mortgage and Deed of Trust dated July 1, 1945, duly executed and delivered by the Company to The Marine Midland Trust Company of New York (now HSBC Bank USA), as Trustee, as supplemented and modified by forty-seven supplemental indentures (such Indenture of Mortgage and Deed of Trust as so supplemented and modified being hereinafter called the "Indenture"), to which Indenture and all indentures supplemental thereto, reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, and the rights, duties and immunities thereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder.

        This bond is issued to secure the payment and performance of the Company's obligations under its ____% Senior Notes, Series 2001 due ______________, 2011 (the "Senior Notes") issued pursuant to the First Supplemental Indenture dated as of _______________, 2001 (the "First Supplemental") by and between the Company and HSBC Bank USA, as Trustee (the "Notes Indenture Trustee"), which supplements the Indenture dated as of April 30, 1999 (the "Notes Indenture") by and between the Company and HSBC Bank USA, as Trustee, which Senior Notes are being initially issued contemporaneously with this bond.

        Notwithstanding any other provision of this bond or the Indenture to the contrary, the Company shall receive a credit against its obligations to make any payment in respect of the principal of, or premium, if any, or interest on, this bond (whether at maturity, upon redemption or otherwise), and such obligations shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of, or premium, if any, or interest on, the Senior Notes initially issued contemporaneously with this bond shall have been fully or partially paid or there shall have been deposited with the Notes Indenture Trustee pursuant to the Notes Indenture as supplemented by the First Supplemental sufficient available funds to fully or partially pay the then due principal of, or premium, if any, or interest on, such Senior Notes. The obligations of the Company hereunder to make such payment of principal of, premium, if any, or interest on this bond shall be deemed to have been reduced by the amount of such credit.

        The registered owner of this bond is the Notes Indenture Trustee. The Notes Indenture as supplemented by the First Supplemental requires that if any Senior Note in respect of which this bond was delivered to the Notes Indenture Trustee pursuant to the Notes Indenture as supplemented by the First Supplemental is deemed paid and discharged pursuant to Section 4.01 of the First Supplemental, the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on this bond shall be satisfied and discharged and this bond shall cease to secure such Senior Note in any manner and, the Notes Indenture Trustee shall surrender this bond, subject to the limitations of the Notes Indenture as supplemented by the First Supplemental, to the Trustee for cancellation.

        Notwithstanding anything in this bond to the contrary, the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on this bond shall be deemed satisfied and discharged from and after the date as of which all bonds issued by the Company and outstanding under the Indenture, other than First Mortgage Bonds, Pledged Series 2001, have been retired through payment, redemption, or otherwise at, before or after the maturity thereof, and at such time this bond shall cease to secure in any manner the Senior Notes theretofore or subsequently issued.

        This bond will not be subject to any sinking fund.

        This bond may not be redeemed prior to maturity, except as provided in the succeeding paragraph.

        The Bonds may be redeemed prior to maturity as a whole at any time or in part from time to time in the instances provided in the Indenture by the application of proceeds of the sale or disposition substantially as an entirety of the Company's electric properties at Portland, Oregon, upon payment of the principal amount thereof, together with interest accrued to the date of such redemption, on notice given not more than 90 nor less than 60 days prior to the date of redemption.

        Interest payments on this bond will include interest accrued to but excluding the Interest Payment Date or the Maturity Date, as the case may be. Interest payments for this bond will be computed and paid on the basis of a 360-day year of twelve 30-day months.

        If this bond or any portion thereof ($1,000 or an integral multiple thereof) is duly called for redemption and payment duly provided for as specified in the Indenture, this bond or such portion thereof shall cease to be entitled to the lien of the Indenture from and after the date payment is so provided for and shall cease to bear interest from and after the redemption date fixed for such redemption.

        In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made only upon surrender of this bond in exchange for a bond or bonds (but only of authorized denominations) for the unredeemed balance of the principal amount of this bond.

        The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent in principal amount of the bonds (exclusive of bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty percent in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the written approval or consent of the holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (c) reduce the percentage of the principal amount of the bonds upon the approval or consent of the holders of which modifications or alterations may be made as aforesaid.

        THIS BOND IS NOT TRANSFERABLE EXCEPT AS REQUIRED TO EFFECT TRANSFER TO A SUCCESSOR NOTES INDENTURE TRUSTEE UNDER THE FIRST SUPPLEMENTAL OR EXCEPT AS PERMITTED BY SECTION 3.07 OF THE FIRST SUPPLEMENTAL. A permitted transfer of this bond is registrable by the Notes Indenture Trustee or a successor Notes Indenture Trustee hereof in person or by its attorney duly authorized in writing, at the corporate trust office of the Trustee in the Borough of Manhattan, City and State of New York, upon surrender of this bond for transfer and upon payment of any taxes or other governmental charges payable upon such transfer, and thereupon a new registered bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee or transferees in exchange therefor.

        The Company, the Trustee and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payments of or an account of the principal hereof and interest due hereon, and for all other purposes, whether or not this bond shall be overdue, and neither the Company, the Trustee nor any paying agent shall be affected by any notice to the contrary.

        Bonds of this series are issuable only in fully registered form without coupons in denominations of $1,000 or integral multiples thereof. The Notes Indenture Trustee at its option may surrender the same for cancellation at said office of the Trustee and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series and with the same terms and provisions, including the same issue date, maturity date, and redemption provisions, if any, and which bear interest at the same rate, but of other authorized denominations, upon payment of any taxes or other governmental charges payable upon such exchange and subject to the terms and conditions set forth in the Indenture.

        If an event of default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The Notes Indenture Trustee, however, as holder of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may, to the extent and as provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults. The principal, premium, if any, and interest on this bond may also be accelerated in accordance with and pursuant to the provisions of Article Three of the Forty-Seventh Supplemental Indenture dated as of __________, 2001 between the Company and the Trustee.

        No recourse shall be had for the payment of the principal of or the interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, against any incorporator, shareholder, director or officer, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers, as such, being waived and released by the Notes Indenture Trustee and owner hereof by the acceptance of this bond and as provided in the Indenture.

T        he Indenture provides that this bond shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

(End of Form of Bond of the 2001 Pledged Series)

and

        WHEREAS, all acts and proceedings required by law and by the charter or articles of incorporation and bylaws of the Company necessary to make the Bonds of the 2001 Pledged Series to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute this Supplemental Indenture a valid and binding instrument, have been done and taken; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

        NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, that, in order to secure the payment of the principal of, premium, if any, and interest on all Bonds at any time issued and outstanding under the Original Indenture as supplemented and modified by the forty-six supplemental indentures hereinbefore described and as supplemented and modified by this Supplemental Indenture, according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions therein and herein contained, and for the purpose of confirming and perfecting the lien of the Mortgage on the properties of the Company hereinafter described, or referred to, and for and in consideration of the premises and of the mutual covenants herein contained, and acceptance of the Bonds of the 2001 Pledged Series by the holders thereof, and for other valuable consideration, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Supplemental Indenture and by these presents does grant, bargain, sell, warrant, alien, convey, assign, transfer, mortgage, pledge, hypothecate, set over and confirm unto the Trustee the following property, rights, privileges and franchises (in addition to all other property, rights, privileges and franchises heretofore subjected to the lien of the Original Indenture as supplemented by the forty-six supplemental indentures hereinbefore described and not heretofore released from the lien thereof), to wit:

CLAUSE I

        Without in any way limiting anything hereinafter described, all and singular the lands, real estate, chattels real, interests in land, leaseholds, ways, rights-of-way, easements, servitudes, permits and licenses, lands under water, riparian rights, franchises, privileges, electric generating plants, electric transmission and distribution systems, and all apparatus and equipment appertaining thereto, offices, buildings, warehouses, garages, and other structures, tracks, machine shops, materials and supplies and all property of any nature appertaining to any of the plants, systems, business or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems or otherwise, which have been acquired by the Company since the execution and delivery of the Original Indenture and not heretofore included in any indenture supplemental thereto, and now owned or which may hereafter be acquired by the Company (other than excepted property as defined in the Mortgage).

CLAUSE II

        All corporate, Federal, State, municipal and other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, grants, privileges and immunities of every kind and description, owned, held, possessed or enjoyed by the Company (other than excepted property as defined in the Mortgage) and all renewals, extensions, enlargements and modifications of any of them, which have been acquired by the Company since the execution and the delivery of the Original Indenture and not heretofore included in any indenture supplemental thereto, and now owned or which may hereafter be acquired by the Company.

CLAUSE III

        Also all other property, real, personal or mixed, tangible or intangible (other than excepted property as defined in the Mortgage) of every kind, character and description and wheresoever situated, whether or not useful in the generation, manufacture, production, transportation, distribution, sale or supplying of electricity, hot water or steam, which have been acquired by the Company since the execution and delivery of the Original Indenture and not heretofore included in any indenture supplemental thereto, and now owned or which may hereafter be acquired by the Company (other than excepted property as defined in the Mortgage).

CLAUSE IV

        Together with all and singular the plants, buildings, improvements, additions, tenements, hereditaments, easements, rights, privileges, licenses and franchises and all other appurtenances whatsoever belonging or in any wise pertaining to any of the property hereby mortgaged or pledged, or intended so to be, or any part thereof, and the reversion and reversions, remainder and remainders, and the rents, revenues, issues, earnings, income, products and profits thereof, and every part and parcel thereof, and all the estate, right, title, interest, property, claim and demand of every nature whatsoever of the Company at law, in equity or otherwise howsoever, in, of and to such property and every part and parcel thereof (other than excepted property as defined in the Mortgage).

        TO HAVE AND TO HOLD all of said property, real, personal and mixed, and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining and the rents, issues and profits thereof, unto the Trustee and its successors and assigns, forever:

        SUBJECT, HOWEVER, to the exceptions, reservations, restrictions, conditions, limitations, covenants and matters contained in all deeds and other instruments whereunder the Company has acquired any of the property now owned by it, and to permitted encumbrances as defined in Subsection B of Section 1.11 of the Mortgage;

        BUT IN TRUST NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds authenticated and delivered under the Original Indenture and the forty-six supplemental indentures hereinbefore described or this Supplemental Indenture, and duly issued by the Company, without any discrimination, preference or priority of any one Bond over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 11.28 of the Mortgage, so that, subject to said Section 11.28, each and all of said Bonds shall have the same right, lien and privilege under the Original Indenture and the forty-six supplemental indentures hereinbefore described, or this Supplemental Indenture, and shall be equally secured thereby and hereby and shall have the same proportionate interest and share in the trust estate, with the same effect as if all of the Bonds had been issued, sold and negotiated simultaneously on the date of delivery of the Original Indenture;

        AND UPON THE TRUSTS, USES AND PURPOSES and subject to the covenants, agreements and conditions in the Original Indenture and the forty-six supplemental indentures hereinbefore described and herein set forth and declared.

ARTICLE ONE.
AMENDMENTS TO THE MORTGAGE.

        SECTION 1.01. Amendments to Subsections A and G of Section 1.10 of the Mortgage. The holders of all outstanding Bonds of all Series having consented thereto, Subsections A and G of Section 1.10 of the Mortgage are and shall hereby be amended so as to read as follows:

"A.     The term "bondable public utility property" shall mean and comprise any tangible property now owned or hereafter acquired by the Company and subjected to the lien of this Indenture, which is located in the States of Oregon, Washington, California, Arizona, New Mexico, Idaho, Montana, Wyoming, Utah, Nevada and Alaska and is used or is useful to it in the business of furnishing or distributing electricity for heat, light or power or other use, or supplying hot water or steam for heat or power or steam for other purposes, including, without limiting the generality of the foregoing, all properties necessary or appropriate for purchasing, generating, manufacturing, producing, transmitting, supplying, distributing and/or disposing of electricity, hot water or steam; provided, however, that the term "bondable public utility property" shall not be deemed to include any nonbondable property, as defined in Subsection B of this Section 1.10, or any excepted property."

"G.     The term "minimum provision for depreciation" for the period from March 31, 1945 through December 31, 1966, as applied to bondable public utility property, whether or not subject to a prior lien, shall mean $35,023,487.50.

        "The term "minimum provision for depreciation" for any calendar year subsequent to December 31, 1966, as applied to bondable public utility property, shall mean the greater of (i) an amount equal to 2% of depreciable bondable public utility property, as shown by the books of the Company as of January 1 of such year, with respect to which the Company was as of that date required, in accordance with sound accounting practice, to make appropriations to a reserve or reserves for depreciation or obsolescence, or (ii) the amount actually appropriated by the Company on its books of account to a reserve or reserves for depreciation or obsolescence in respect of depreciable bondable public utility property for such calendar year, in either case less an amount equal to the aggregate of (a) the amount of any property additions which during such calendar year were included in an officers' certificate filed with the Trustee as the basis for a sinking fund credit pursuant to the provisions of a sinking fund for Bonds of any series and which as a result of having been so included have been deemed, either without time limit or only so long as any Bonds of such series are outstanding, to have been "included in an officers" certificate filed with the Trustee as the basis for a sinking fund credit' and to have been "made the basis for action or credit hereunder" as such term is defined in Subsection H of Section 1.10 of the Original Indenture, and (b) 166-2/3% of the principal amount of Bonds of any series which shall have been delivered to the Trustee as a credit, or which the Company shall have elected to apply as a credit, against any sinking fund payment due during such calendar year for Bonds of any series, or which shall have been redeemed in anticipation of, or out of moneys paid to the Trustee on account of, any sinking fund payment due during such calendar year for Bonds of any series and which as a result of having been so made the basis of a credit upon a sinking fund payment and/or so redeemed by operation of a sinking fund shall have been disqualified, either without time limit or only so long as any Bonds of such series are outstanding, from being made the basis of the authentication and delivery of Bonds or of any other further action or credit under the Original Indenture or any supplemental indenture. Bonds delivered to the Trustee as, or applied as, a credit against any sinking fund payment and Bonds redeemed in anticipation of any sinking fund payment, regardless of the time when they were actually delivered, applied or redeemed, for purposes of the preceding sentence shall be deemed to have been delivered, applied or redeemed, as the case may be, on the sinking fund payment date when such sinking fund payment was due. Bonds redeemed out of moneys paid to the Trustee on account of any sinking fund payment shall, regardless of the date when they were redeemed, for purposes of the second preceding sentence, be deemed to have been redeemed on the later of (i) the date on which such moneys were paid to the Trustee or (ii) the sinking fund payment date when such sinking fund payment was due."

        "The minimum provision for depreciation for any calendar year subsequent to December 31, 1966, as applied to bondable public utility property not subject to a prior lien, shall be determined as set forth in the paragraph immediately preceding, except that all references therein to "depreciable bondable public utility property" shall be deemed to be "depreciable bondable public utility property not subject to a prior lien".

        "The minimum provision for depreciation as applied to bondable public utility property and the minimum provision for depreciation as applied to bondable public utility property not subject to a prior lien for any period commencing subsequent to December 31, 1966 which is of twelve whole calendar months' duration but is other than a calendar year or which is of less than twelve whole calendar months' duration shall be determined by multiplying the number of whole calendar months in such period by one-twelfth of the corresponding minimum provision for depreciation for the most recent calendar year completed prior to the end of such period, and fractions of a calendar month shall be disregarded.

        "The aggregate amount of the minimum provision for depreciation as applied to bondable public utility property and the aggregate amount of the minimum provision for depreciation as applied to bondable public utility property not subject to a prior lien from March 31, 1945 to any date shall be the sum of the corresponding minimum provision for depreciation for each completed calendar year between December 31, 1966 and such date, plus (1) the corresponding minimum provision for depreciation for the period, if any, from the end of the most recent such completed calendar year to such date, in each case determined as set forth above, plus (2) $35,023,487.50, plus (3) an amount equal to the aggregate of (a) the amount of any property additions which, between December 31, 1966 and such date, became property additions of the character described in clause (a) of the second paragraph of this Subsection G and which, thereafter, also between December 31, 1966 and such date, became "available additions" as a result of the fact that all Bonds of such series ceased to be outstanding, and (b) 166-2/3% of the principal amount of Bonds of any series which, between December 31, 1966 and such date, become Bonds of the character described in clause (b) of the second paragraph of this Subsection G and which, thereafter, also between December 31, 1966 and such date, became "available Bond retirements" as a result of the fact that all Bonds of such series ceased to be outstanding."

        SECTION 1.02. Other Amendments to the Mortgage. The holders of all outstanding Bonds of all Series having consented thereto:

(1)     Subsection H of Section 1.10 of the Mortgage is and hereby shall be amended by inserting before the semicolon preceding clause (ii) thereof, and as a part of clause (1) thereof, the words "if, to the extent that, and so long as, the provisions of this Indenture or any supplemental indentures creating or providing for any such fund or any supplemental indentures amending the provisions creating or providing for any such fund shall preclude the use of property additions so included in an officers' certificate as the basis for further action or credit hereunder"; Subsection I of Section 1.10 of the Mortgage is and hereby shall be amended by changing the reference therein from "Item 5" to "Item 7"; and Subsection J of Section 1.10 of the Mortgage is and hereby shall be amended by changing the reference therein from "Item 4" to "Item 5";

(2)     Paragraph (3) of Section 3.01.A of the Mortgage is and hereby shall be amended by changing the period at the end thereof to a comma and adding the following words thereto: "except to the extent otherwise provided in this Indenture or in any supplemental indenture";

(3)     The Certificate of Available Additions set forth in Section 3.03.A of the Mortgage is and hereby shall be amended by

(i) adding new paragraphs (5) and (6) thereto immediately preceding existing paragraph (5) thereof, as follows:

"(5) The aggregate amount, if any, of available additions included in Item 4 above which were so included because the same were made the basis of a credit upon any sinking fund payment for Bonds of any series and which have subsequently again become "available additions" as a result of the fact that all Bonds of such series ceased to be outstanding, is $______.

"(6) The aggregate amount of available additions heretofore made the basis for action or credit under said Indenture of Mortgage and which have not subsequently again become "available additions" as set forth in Item 5 above, namely Item 4 above minus Item 5 above is $ _______

(ii) renumbering existing paragraph (5) as paragraph (7) and changing the references in renumbered paragraph (7) from "Item 3 above minus Item 4 above" to "Item 3 above minus Item 6 above",

(iii) renumbering existing paragraphs (6) and (7) as paragraphs (8) and (9) and changing the references in renumbered paragraph (9) from "Item 5 above minus Item 6 above" to "Item 7 above minus Item 8 above", and

(iv) deleting "Item 7 above" in the second line of the paragraph immediately succeeding renumbered paragraph (9) and substituting "Item 9 above" therefor; and

(4)     The Certificate of Available Bond Retirements set forth in Section 3.03.B of the Mortgage is and hereby shall be amended by

(i) adding a new paragraph (4) thereto immediately preceding the existing paragraph (4) thereof, as follows:

"(4) The aggregate amount, if any, of Bonds previously made the basis of a credit upon any sinking fund payment for Bonds of any series, and/or redeemed (whether on a sinking fund payment date or in anticipation of sinking fund payment) by operation of the sinking fund for Bonds of such series, which have subsequently become "available Bond retirements" as a result of the fact that all Bonds of such series ceased to be outstanding is $ _______"

(ii) renumbering the existing paragraph (4) as paragraph (5) and revising the same to read as follows: "The amount of presently available Bond retirements, namely the sum of Items (1), (2), (3) and (4) above, is $_______"

(iii) renumbering the existing paragraphs (5) and (6) as (6) and (7), respectively, and changing the reference in renumbered paragraph (7) from "Item 4 minus Item 5" to "Item 5 minus Item 6".

ARTICLE TWO.
BONDS OF THE 2001 PLEDGED SERIES AND
CERTAIN PROVISIONS RELATING THERETO.

        SECTION 2.01. Certain Terms of Bonds of the 2001 Pledged Series. There is hereby established a series of First Mortgage Bonds of the Company designated and entitled as "First Mortgage Bonds, Pledged Series 2001." The aggregate principal amount of the Bonds of the 2001 Pledged Series shall be the same as the aggregate principal amount of the Senior Notes issued by the Company under the First Supplemental, excluding, however, any Bonds of the 2001 Pledged Series which may be executed, authenticated and delivered in exchange for or in lieu of or in substitution for other Bonds of such Series pursuant to the provisions of the Mortgage or of this Supplemental Indenture.

        The definitive Bonds of the 2001 Pledged Series shall be issuable in substantially the form set forth in this Supplemental Indenture and only in fully registered form without coupons in the denomination of $1,000, or any amount in excess thereof that is an integral multiple of $1,000.  Notwithstanding the provisions of Section 2.05 of the Mortgage, each Bond of the 2001 Series shall be dated as of the date of its authentication, and shall mature on the Maturity Date specified on the face of the Bond, shall bear interest as provided in the Bond, shall bear interest at such rate or rates, which may be fixed or variable, and have such other terms and conditions not inconsistent with the Mortgage and this Supplemental Indenture as the Board of Directors of the Company, or any officer of the Company acting pursuant to authority granted by the Board of Directors, may determine (the execution of any Bond of the 2001 Series by any authorized officer of the Company being, with regard to any holder of such bond, conclusive evidence of such approval).  Interest on Bonds of the 2001 Pledged Series shall be payable on the dates established on the date of first authentication of such Bond ("Original Issue Date"). The person in whose name any Bond of the 2001 Series is registered at the close of business on the applicable record date with respect to any interest payment date shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Bond upon any registration of transfer or exchange thereof subsequent to such record date and prior to such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond is registered on a subsequent record date fixed by the Company, which subsequent record date shall be fifteen (15) days prior to the payment of such defaulted interest. Such interest payments shall be made in such manner and in such places as provided in the form of Bonds of the 2001 Pledged Series set forth in this Supplemental Indenture. The principal of the Bonds of the 2001 Pledged Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company in the Borough of Manhattan, City and State of New York, and interest and premium, if any, on such Bonds shall be payable in like coin or currency at said office or agency.

        Upon compliance with the provisions of Section 2.06 of the Mortgage and as provided in this Supplemental Indenture, and upon payment of any taxes or other governmental charges payable upon such exchange, Bonds of the 2001 Pledged Series may be exchanged for a new Bond or Bonds of different authorized denominations of like aggregate principal amount.

        The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering permitted transfers of Bonds of the 2001 Pledged Series.

        Notwithstanding the provisions of Section 2.11 of the Mortgage, no service charge shall be made for any exchange or registration of transfer of Bonds of the 2001 Pledged Series, but the Company at its option may require payment of a sum sufficient to cover any tax or other governmental charge incident thereto.

        Notwithstanding any other provision of the Mortgage or this Supplemental Indenture to the contrary, the Company shall receive a credit against its obligations to make any payment in respect of the principal of, or premium, if any, or interest on, any Bond of the 2001 Pledged Series (whether at maturity, upon redemption or otherwise), and such obligations shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of, or premium, if any, or interest on, the Senior Notes initially issued contemporaneously with such Bond of the 2001 Pledged Series shall have been fully or partially paid or there shall have been deposited with the Notes Indenture Trustee pursuant to the Notes Indenture as supplemented by the First Supplemental sufficient available funds to fully or partially pay the then due principal of, or premium, if any, or interest on, such Senior Notes. The obligations of the Company hereunder to make such payment of principal of, premium, if any, or interest on, such Bond of the 2001 Pledged Series shall be deemed to have been reduced by the amount of such credit.

        The Notes Indenture as supplemented by the First Supplemental requires that if any Senior Note in respect of which a Bond of the 2001 Pledged Series was delivered to the Notes Indenture Trustee pursuant to the Notes Indenture as supplemented by the First Supplemental is deemed paid and discharged pursuant to Section 4.01 of the First Supplemental, the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on such Bond of the 2001 Pledged Series shall be satisfied and discharged and such Bond of the 2001 Pledged Series shall cease to secure such Senior Note in any manner and, the Notes Indenture Trustee shall surrender such Bond of the 2001 Pledged Series, subject to the limitations of the Notes Indenture as supplemented by the First Supplemental, to the Trustee for cancellation. The Bonds of the 2001 Pledged Series shall comply with such requirements.

        The Bonds of the 2001 Pledged Series shall be issued and delivered pursuant to the Notes Indenture as supplemented by the First Supplemental to, registered in the name of and held by the Notes Indenture Trustee in trust for the benefit of the owners from time to time of the Senior Notes. Notwithstanding any other provision of the Mortgage or this Supplemental Indenture, the Notes Indenture Trustee shall not sell, assign or transfer any of the Bonds of the 2001 Pledged Series except to a successor trustee under the First Supplemental or except as permitted by Section 3.07 of the First Supplemental. The Company may take such actions as it shall deem desirable to effect compliance with such restrictions on transfer, including the placing of an appropriate legend on the Bonds of the 2001 Pledged Series.

        Notwithstanding anything in the Mortgage or this Supplemental Indenture to the contrary, the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on the Bonds of the 2001 Pledged Series shall be deemed satisfied and discharged from and after the date (such date being herein referred to as the "Substitution Date") as of which all bonds issued by the Company and outstanding under the Mortgage, other than Bonds of the 2001 Pledged Series, have been retired through payment, redemption, or otherwise at, before or after the maturity thereof and at such time the Bonds of the 2001 Pledged Series shall cease to secure in any manner the Senior Notes theretofore or subsequently issued. Following the Substitution Date, the Company shall cause the Mortgage to be discharged and released and the Company shall not issue any additional bonds under the Mortgage. Notice shall be given by the Company to the Notes Indenture Trustee of the occurrence of the Substitution Date not later than 15 days after the occurrence of the Substitution Date. Following notice by the Notes Indenture Trustee to the Holders of the Senior Notes of the occurrence of the Substitution Date, all Bonds of the 2001 Pledged Series shall be cancelled.

        SECTION 2.02. Redemption Provisions for Bonds of the 2001 Pledged Series. The Bonds of the 2001 Pledged Series are subject to redemption through the application of proceeds of the sale or disposition substantially as an entirety of the Company's electric properties at Portland, Oregon, which proceeds are required by the provisions of Section 7.01 of the Mortgage to be applied to the retirement of Bonds, upon payment of the principal amount thereof together with interest thereon payable to the date of redemption.

        SECTION 2.03. Sections 4.04, 4.05 and 4.06 to Remain in Effect. Notwithstanding the provisions of Section 4.07 of the Mortgage, the provisions of Sections 4.04, 4.05 and 4.06 of the Mortgage shall remain in full force and effect and shall be performed by the Company so long as any Bonds of the 2001 Pledged Series remain outstanding. The Bonds of the 2001 Pledged Series which are redeemable on the payment of a Regular Redemption Price as provided for in Section 2.02 of this Supplemental Indenture may be redeemed at such Regular Redemption Price with moneys remaining in the replacement fund provided for in said Section 4.04 of the Mortgage.

        SECTION 2.04. Certain Requirements to Remain Applicable. The requirements which are stated in the next to the last paragraph of Section 1.13 and in Clause (9) of Paragraph A of Section 3.01 of the Mortgage to be applicable so long as any of the Bonds of the 1975 Series are outstanding shall remain applicable so long as any of the Bonds of the 2001 Pledged Series are outstanding.

        SECTION 2.05. Certain Exceptions to Sections 2.06 and 2.10 of the Mortgage. Notwithstanding the provisions of Section 2.06 or Section 2.10 of the Mortgage, the Company shall not be required (i) to issue, register, discharge from registration, exchange or register the transfer of any Bond of the 2001 Series for a period of fifteen (15) days next preceding any selection by the Trustee of Bonds of the 2001 Pledged Series to be redeemed or (ii) to register, discharge from registration, exchange or register the permitted transfer of any Bond of the 2001 Series so selected for redemption in its entirety or (iii) to exchange or register the permitted transfer of any portion of a Bond of the 2001 Series which portion has been so selected for redemption.

        SECTION 2.06. Reference to Minimum Provision for Depreciation in Certificate of Available Additions. So long as any Bonds of the 2001 Pledged Series remain outstanding, all references to the minimum provision for depreciation in the form of certificate of available additions set forth in Section 3.03 of the Mortgage shall be included in any certificate of available additions filed with the Trustee, but whenever Bonds of the 2001 Pledged Series shall no longer be outstanding, all references to such minimum provisions for depreciation may be omitted from any such certificate.

        SECTION 2.07. Duration of Article Two. This Article shall be of force and effect only so long as any Bonds of the 2001 Pledged Series are outstanding.

        SECTION 2.08. Certain Definitions. Capitalized terms used in this Supplemental Indenture but not defined in this Supplemental Indenture shall have the respective meanings given to them in the Mortgage.

ARTICLE THREE.
DEFAULTS UNDER SENIOR NOTES OR
BONDS OF THE 2001 PLEDGED SERIES.

        SECTION 3.01. Acceleration of Maturity; Rescission and Annulment. If an Event of Default described in clause (1), (2), (3) or (6) of Section 501 of the Notes Indenture or Section 5.01 of the First Supplemental with respect to the Senior Notes at the time Outstanding has occurred, then in every such case, during the continuance of any such Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Bonds of the 2001 Pledged Series may declare the principal amount of all of the Bonds of the 2001 Pledged Series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default described in clause (4) or (5) of Section 501 of the Notes Indenture occurs and is continuing, the principal of and any interest on all of the Bonds of the 2001 Pledged Series then Outstanding shall become immediately due and payable.

        At any time after such a declaration of acceleration with respect to Bonds of the 2001 Pledged Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Bonds of the 2001 Pledged Series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1)     the Company has paid or deposited with the Trustee a sum sufficient to pay

(A)     all overdue interest on all Bonds of the 2001 Pledged Series,

(B)     the principal of (and premium, if any, on) any Bonds of the 2001 Pledged Series which has become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Bonds of the 2001 Pledged Series,

(C)     to the extent that payment of such interest is legally enforceable, interest upon overdue interest at the rate or rates prescribed therefor in such Bonds of the 2001 Pledged Series, and

(D)     all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under the Mortgage;

(2)     All Events of Default (as defined in the Notes Indenture and the First Supplemental) with respect to the Senior Notes, other than the non-payment of the principal of the Senior Notes, which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513 of the Notes Indenture; and

(3)     all Events of Default (as defined in the Mortgage) with respect to the Bonds of the 2001 Pledged Series have been cured or waived.

        No such rescission shall affect any subsequent default or impair any right consequent thereon.

        SECTION 3.02. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if

(1)     default is made in the payment of any interest on any Bond of the 2001 Pledged Series when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)     default is made in the payment of the principal of (or premium, if any, on) any Bond of the 2001 Pledged Series at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Bonds of the 2001 Pledged Series, the whole amount then due and payable on such Bonds of the 2001 Pledged Series for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefore in such Bonds of the 2001 Pledged Series, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under the Mortgage.

        If an Event of Default with respect to the Bonds of the 2001 Pledged Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the Bonds of the 2001 Pledged Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Mortgage as supplemented by this Supplemental Indenture or in aid of the exercise of any power granted in the Mortgage as supplemented by this Supplemental Indenture, or to enforce any other proper remedy.

ARTICLE FOUR.
TRUSTEE.

        SECTION 4.01. Duties of Trustee. The Trustee hereby accepts the trust hereby created.  The Trustee undertakes, prior to the occurrence of an event of default and after the curing of all events of default which may have occurred, to perform such duties and only such duties as are specifically set forth in the Original Indenture as heretofore and hereby supplemented and modified, on and subject to the terms and conditions set forth in the Original Indenture as so supplemented and modified, and in case of the occurrence of an event of default (which has not been cured) to exercise such of the rights and powers vested in it by the Original Indenture as so supplemented and modified, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Bonds of the 2001 Pledged Series issued hereunder or the due execution thereof by the Company.  The Trustee shall be under no obligation or duty with respect to the filing, registration or recording of this Supplemental Indenture or the re-filing, re-registration or re-recording thereof. The recitals of fact contained herein or in the Bonds of the 2001 Pledged Series (other than the Trustee's authentication certificate) shall be taken as the statements solely of the Company, and the Trustee assumes no responsibility for the correctness thereof.

ARTICLE FIVE.
MISCELLANEOUS PROVISIONS.

        SECTION 5.01. Date of this Supplemental Indenture. Although this Supplemental Indenture, for convenience and for the purpose of reference, is dated , the actual date of execution by the Company and by the Trustee is as indicated by their respective acknowledgments hereto annexed.

        SECTION 5.02. Relation to Original Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture as heretofore supplemented and modified, and as supplemented and modified hereby, the Original Indenture as heretofore supplemented and modified is in all respects ratified and confirmed, and the Original Indenture as heretofore and hereby supplemented and modified shall be read, taken and construed as one and the same instrument. All terms used in this Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture except in cases where the context clearly indicates otherwise.

        SECTION 5.03. Invalid, Illegal or Unenforceable Provisions. In case any one or more of the provisions contained in this Supplemental Indenture or in the Bonds of the 2001 Pledged Series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture, but this Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

        SECTION 5.04. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

        SECTION 5.05. Conflicting Provision. If any provision of this Supplemental Indenture conflicts with another provision of the Mortgage required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of the provisions of said Act, such required provision shall control.

        SECTION 5.06. Supplemental Indentures. Without the consent of each holder of Senior Notes, no supplemental indenture to the Notes Indenture or the Mortgage shall impair the interest of the trustee under the Notes Indenture as supplemented by the First Supplemental in the Bonds of the 2001 Pledged Series, or any sums payable thereon or with respect thereto or realized therefrom, or reduce the principal amount of any issue of Bonds of the 2001 Pledged Series (except on the Substitution Date, as provided in the First Supplemental) to an amount less than the principal amount of the related issue of Senior Notes, or alter the provisions of the Bonds of the 2001 Pledged Series in a manner adverse to the holders of the Senior Notes.

        IN WITNESS WHEREOF, Portland General Electric Company has caused this Supplemental Indenture to be signed in its corporate name by its President or one of its Senior Vice Presidents or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, and in token of its acceptance of the trusts created hereunder, HSBC Bank USA has caused this Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents or one of its Assistant Vice Presidents or one of its Corporate Trust Officers and its corporate seal to be hereunto affixed and attested by one of its Corporate Trust Officers, all as of the day and year first above written.

PORTLAND GENERAL ELECTRIC COMPANY

By:
Name:
Title:

Attest:

Title:

(Seal)

HSBC BANK USA

By:
Name:
Title:

Attest:

Title:

(Seal)

State of Oregon s

s

County of Multnomah s

        The foregoing instrument was acknowledged before me on this day of by _______ , a of PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation, on behalf of said corporation.

Notary Public for Oregon
My Commission Expires

[NOTARIAL SEAL]

State of New York s

s

County of _________ s

        The foregoing instrument was acknowledged before me on this day of by ________________________, a(an) ______________ of HSBC BANK USA, a New York banking corporation and trust company, on behalf of said corporation.

Notary Public, State of New York
No.
My Commission Expires

[NOTARIAL SEAL]

State of Oregon s

s

County of Multnomah s

                                     and                         , a                                 and                                 , respectively, of PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation, the mortgagor in the foregoing mortgage named, being first duly sworn, on oath depose and say that they are the officers above named of said corporation and that this affidavit is made for and on its behalf by authority of its Board of Directors and that the aforesaid mortgage is made by said mortgagor in good faith, and without any design to hinder, delay or defraud creditors.

            Subscribed and sworn to before me this                     day of                 .

Notary Public for Oregon
My Commission Expires

[NOTARIAL SEAL]